UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2024

Strategic Student & Senior Housing Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	333-220646 (Commission File Number)	81-4112948 (IRS Employer Identification No.)

19900 MacArthur Blvd, Suite 250

Irvine, CA 92612

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, Strategic Student & Senior Housing Trust, Inc. (the “Company”), through SSSHT Operating Partnership, L.P., the Company’s operating partnership (the “Operating Partnership”), along with H. Michael Schwartz, the Company’s Chairman of the Board of Directors, Strategic Asset Management I, LLC (formerly known as SmartStop Asset Management, LLC), the Company’s sponsor, and an entity controlled by Mr. Schwartz (collectively, the “KeyBank Bridge Borrowers”) are parties to certain bridge loans (the “KeyBank Bridge Loans”) from KeyBank National Association (“KeyBank”) pursuant to the Second Amended and Restated Credit Agreement dated February 23, 2018, as amended.

On March 13, 2024, the KeyBank Bridge Borrowers entered into the Eighth Amendment to the KeyBank Bridge Loans (the “Eighth Amendment”) to, among other matters, extend the maturity date of the KeyBank Bridge Loans from April 30, 2024 to June 30, 2025. In connection with the Eighth Amendment, the Company paid KeyBank an extension fee equal to 0.55% of the outstanding principal balance of the KeyBank Bridge Loans as of March 13, 2024. As of March 13, 2024, the outstanding balance on the KeyBank Bridge Loans was approximately $25.6 million.

The Eighth Amendment modifies certain collateral securing the KeyBank Bridge Loans and certain terms related thereto. In connection with such modifications, the Company, through the Operating Partnership and SSSHT TRS, Inc., the Company’s taxable REIT subsidiary, entered into a Pledge and Security Agreement with KeyBank (the “Pledge and Security Agreement”), pursuant to which KeyBank was granted a security interest in certain proceeds to be received from the Company’s future financing activities.

In connection with the Eighth Amendment, the parties also entered into a release of certain interest reserves previously held by KeyBank serving as collateral for the KeyBank Bridge Loans of approximately $0.9 million. The foregoing descriptions of the Eighth Amendment and the Pledge and Security Agreement do not purport to be complete and are qualified in their entirety by reference to the Eighth Amendment and the Pledge and Security Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Eighth Amendment to Second Amended and Restated Credit Agreement, dated March 13, 2024.
10.2	Pledge and Security Agreement, dated March 13, 2024.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic STUDENT & SENIOR HOUSING Trust, Inc.

Date: March 18, 2024	By:	/s/ Matt F. Lopez
Matt F. Lopez
Chief Financial Officer, Treasurer, and Secretary